Exhibit 99

CBS CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS

Fourth Quarter Revenues of $3.9 Billion Up 11%

Fourth Quarter Adjusted OIBDA of $770 Million Up 32%; Reported OIBDA Up 93%

Fourth Quarter Adjusted Diluted EPS of $.46 Up 77%

New York, New York, February 16, 2011 – CBS Corporation (NYSE: CBS.A and CBS) today reported results for the fourth quarter and full year ended December 31, 2010.

“CBS’s exceptional fourth quarter results capped an extraordinary year for the Company,” said Sumner Redstone, Executive Chairman, CBS Corporation.  “Our strategy of producing and distributing the best content is proving to be highly successful in a multi-platform world.  Given our very talented management team, and our pipeline and library of industry-leading content that just keeps getting better, CBS is poised for continued success well into the future.”

“CBS’s momentum accelerated throughout 2010, culminating in our best results of the year in the fourth quarter,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation.  “Every one of our operating groups achieved solid quarterly revenue growth, and double-digit OIBDA growth.  On the television network, in domestic and international syndication, on cable and on new and emerging platforms, our content continues to outperform, and we’re increasingly being paid a premium for it as a result.  The ongoing resurgence of our local businesses also had a very positive effect on the quarter.  We see these positive trends – throughout our businesses – continuing into the first quarter of 2011, with robust network scatter and very strong local ad pacing.  At the same time, we have maintained our strict discipline on controlling costs and taken significant steps to further strengthen our balance sheet and enhance shareholder value, including our $1.5 billion share buyback program, which we began implementing last month.  Between the strength of our content, the way we’ve positioned our Company for future growth and the ongoing improvement in the economic environment, we expect great things this year and beyond.”

Fourth Quarter 2010 Results

Revenues of $3.90 billion for the fourth quarter of 2010 were the highest of the year and up 11% from $3.50 billion for the same quarter last year. Every segment of the Company recorded revenue growth from a year ago, led by an increase of 21% at Local Broadcasting, 11% at Entertainment and 6% each at Outdoor and Cable Networks.  Total advertising sales were up 12%, driven by growth in local and national advertising, including the benefit from higher political revenues. Content licensing and distribution revenues were up 21%, reflecting the second-cycle syndication sale of CSI: Crime Scene Investigation, as well as higher international syndication sales.

Adjusted operating income before depreciation and amortization (“OIBDA”) of $770.1 million for the fourth quarter of 2010 was also the highest of the year and was up 32% versus $582.4 million for the same prior-year period.  Every one of the Company’s segments delivered double-digit adjusted OIBDA growth as well as margin expansion during the quarter.  This growth was driven by the increase in revenues, partially offset by increased investment in content in the Entertainment segment.  The adjusted OIBDA margin of 20% for the fourth quarter of 2010 increased three percentage points from the same prior-year period.  Adjusted operating income for the fourth quarter increased 45% to $631.3 million from $435.0 million for the same quarter last year.

Adjusted net earnings of $319.4 million for the fourth quarter of 2010 increased 78% from $179.2 million for the same quarter last year, and adjusted diluted earnings per share of $.46 increased 77% from $.26.

Adjusted results for the fourth quarter of 2010 exclude restructuring charges of $14.6 million and a pre-tax loss on early extinguishment of debt of $43.5 million.  Adjusted results for the fourth quarter of 2009 exclude pre-tax non-cash impairment charges totaling $186.0 million, restructuring charges of $13.2 million and a net benefit from discrete tax items of $1.3 million.  These items reduced diluted earnings per share for the fourth quarter of 2010 and 2009 by $.05 and $.17, respectively.  Reconciliations of all non-GAAP measures to reported results are included at the end of this earnings release.

Reported OIBDA for the fourth quarter of 2010 increased 93% to $755.5 million from $390.9 million for the same quarter last year, and reported operating income increased 153% to $616.7 million from $243.5 million.  Reported net earnings were $283.0 million, or $.41 per diluted share, for the fourth quarter of 2010, up from $58.8 million, or $.09 per diluted share, for the same time last year.

Free cash flow for the fourth quarter of 2010 was $39.9 million versus $295.4 million for the fourth quarter of 2009.  The Company made fourth quarter discretionary contributions of $167.0 million and $20.0 million in 2010 and 2009, respectively, to pre-fund its qualified pension plans.

Full Year 2010 Results

Full year 2010 revenues of $14.06 billion rose 8% from the prior year, led by increases of 18% at Local Broadcasting, 6% at Entertainment, 9% at Cable Networks and 6% at Outdoor.  Total advertising sales for 2010 were up 12%, which included the 2010 telecast of Super Bowl XLIV on the CBS Television Network and growth in local and national advertising.  Affiliate and subscription fees were up 9%.  Content licensing and distribution revenues declined 2% reflecting lower domestic syndication sales from the absence of the first-cycle sales of five major titles in 2009, partially offset by higher international syndication sales and the addition of theatrical revenues in 2010.

Adjusted OIBDA for 2010 was $2.37 billion, up 32% from $1.80 billion for 2009, driven by the aforementioned growth in advertising revenues and affiliate and subscription fees, partially offset by lower domestic syndication sales, increased investment in content and higher sports programming costs, largely attributable to Super Bowl XLIV.  The adjusted OIBDA margin of 17% for 2010 increased three percentage points from 2009, driven by significant improvement in Local Broadcasting, Outdoor and Cable Networks.  Adjusted operating income for 2010 increased 49% to $1.81 billion from $1.22 billion for 2009.

Adjusted net earnings of $772.7 million for 2010 increased 107% from $374.0 million for 2009, and adjusted diluted earnings per share were $1.11, up from $.55.

Adjusted results for 2010 exclude a favorable settlement relating to previously disposed businesses of $90.2 million, restructuring charges of $80.6 million, a pre-tax loss on early extinguishment of debt of $81.4 million, a pre-tax gain on a disposition of $7.6 million and a net provision from discrete tax items of $7.7 million.  Adjusted results for 2009 exclude pre-tax non-cash impairment charges totaling $217.7 million, a favorable settlement relating to a previously disposed business of $28.0 million, restructuring charges of $22.8 million, a pre-tax loss on early extinguishment of debt of $29.8 million and a net benefit from discrete tax items of $4.4 million.  These items reduced diluted earnings per share for 2010 by $.07 and for 2009 by $.22.  Reconciliations of all non-GAAP measures to reported results are included at the end of this earnings release.

Reported OIBDA for 2010 increased 49% to $2.38 billion from $1.59 billion for 2009 and reported operating income increased 80% to $1.82 billion from $1.01 billion.  Reported net earnings of $724.2 million for 2010 increased $497.7 million from net earnings of $226.5 million for 2009, and reported net earnings per diluted share were $1.04, up from $.33.

Free cash flow for 2010 increased 75% to $1.45 billion from $827.8 million for 2009, largely as a result of higher revenues from advertising and affiliate and subscription fees.  The increase was partially offset by higher discretionary contributions in 2010 to pre-fund the Company’s qualified pension plans as well as higher cash taxes.

Balance Sheet and Liquidity

At December 31, 2010, the Company’s cash balance was $480.0 million, a decrease of $236.7 million from $716.7 million at December 31, 2009.  During the fourth quarter, the Company used cash on hand and the proceeds from the fourth quarter issuance of $600.0 million of senior notes to pay down $1.13 billion of its outstanding debt and to make a discretionary contribution of $167.0 million to pre-fund its qualified pension plans.  For the full year 2010, the Company reduced its total debt outstanding by $1.40 billion, including a $400.0 million reduction to the accounts receivable securitization program. The Company had $6.00 billion of debt outstanding at December 31, 2010.

Consolidated and Segment Results

The tables below present the Company’s revenues by segment and type and its adjusted OIBDA and operating income by segment for the three and twelve months ended December 31, 2010 and 2009 (dollars in millions).  Reconciliations of all non-GAAP measures to reported results are included at the end of this earnings release.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Segment	2010	2009	2010	2009
Entertainment	$2,020.6	$1,815.3	$7,390.7	$6,976.7
Cable Networks	368.3	347.1	1,475.1	1,347.2
Publishing	231.7	220.0	790.8	793.5
Content Group	2,620.6	2,382.4	9,656.6	9,117.4
Local Broadcasting	821.5	680.0	2,782.5	2,359.7
Outdoor	511.0	483.7	1,819.2	1,722.6
Local Group	1,332.5	1,163.7	4,601.7	4,082.3
Eliminations	(52.7)	(47.7)	(198.5)	(185.1)
Total Revenues	$3,900.4	$3,498.4	$14,059.8	$13,014.6

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Type	2010	2009	2010	2009
Advertising	$2,623.1	$2,351.5	$9,152.8	$8,171.4
Content licensing and distribution	796.0	658.1	3,071.5	3,120.4
Affiliate and subscription fees	425.5	422.2	1,597.7	1,462.3
Other	55.8	66.6	237.8	260.5
Total Revenues	$3,900.4	$3,498.4	$14,059.8	$13,014.6

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Adjusted OIBDA	2010	2009	2010	2009
Entertainment	$249.0	$190.8	$894.3	$875.3
Cable Networks	168.6	152.9	569.3	461.1
Publishing	20.1	15.2	71.8	54.0
Content Group	437.7	358.9	1,535.4	1,390.4
Local Broadcasting	321.8	225.1	864.9	515.2
Outdoor	100.8	82.7	288.6	185.9
Local Group	422.6	307.8	1,153.5	701.1
Corporate	(64.9)	(49.1)	(218.2)	(147.1)
Residual costs	(26.3)	(35.9)	(105.1)	(143.7)
Eliminations	1.0	.7	3.4	(2.2)
Adjusted OIBDA	770.1	582.4	2,369.0	1,798.5
Other discrete items(a)	—	—	90.2	28.0
Impairment charges	—	(178.3)	—	(210.0)
Restructuring charges	(14.6)	(13.2)	(80.6)	(22.8)
Total OIBDA	$755.5	$390.9	$2,378.6	$1,593.7

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Adjusted Operating Income (Loss)	2010	2009	2010	2009
Entertainment	$209.3	146.9	731.2	699.3
Cable Networks	163.1	147.1	547.0	437.5
Publishing	17.9	13.5	64.6	46.3
Content Group	390.3	307.5	1,342.8	1,183.1
Local Broadcasting	295.6	201.7	765.3	424.7
Outdoor	41.4	14.9	39.7	(79.7)
Local Group	337.0	216.6	805.0	345.0
Corporate	(70.7)	(53.9)	(239.4)	(166.0)
Residual costs	(26.3)	(35.9)	(105.1)	(143.7)
Eliminations	1.0	.7	3.4	(2.2)
Adjusted Operating Income	631.3	435.0	1,806.7	1,216.2
Other discrete items(a)	—	—	90.2	28.0
Impairment charges	—	(178.3)	—	(210.0)
Restructuring charges	(14.6)	(13.2)	(80.6)	(22.8)
Total Operating Income	$616.7	$243.5	$1,816.3	$1,011.4

a) See reconciliations at the end of this earnings release for descriptions of the components of other discrete items.

Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Films and CBS Interactive)

Fourth Quarter

Entertainment revenues of $2.02 billion for the fourth quarter of 2010 increased 11% from the same prior-year period reflecting 29% growth in television license fees, driven by the second-cycle syndication sale of CSI: Crime Scene Investigation, 8% higher Network advertising revenues, with growth in Primetime and Sports, and 18% growth in CBS Interactive display advertising.

Entertainment adjusted OIBDA for the fourth quarter of 2010 increased 31% to $249.0 million from $190.8 million, with growth in revenues partially offset by expenses related to the aforementioned second-cycle syndication sale of CSI: Crime Scene Investigation and increased investment in content.  Adjusted OIBDA excludes restructuring charges of $12.0 million for the fourth quarter of 2010.

Full Year

Entertainment revenues of $7.39 billion for 2010 increased 6% from $6.98 billion for 2009 primarily due to higher Network advertising sales, with growth in Primetime and Sports, including the telecast of Super Bowl XLIV and the 2010 NCAA Division I Men’s Basketball Championship on the CBS Television Network.  Revenue growth was also driven by 19% higher CBS Interactive display advertising, higher international syndication sales and revenues from theatrical releases of films, partially offset by lower domestic syndication sales, as revenues from 2010 syndication sales, including the second-cycle sale of CSI: Crime Scene Investigation, were more than offset by the first-cycle syndication sales of five major titles in 2009.

Entertainment adjusted OIBDA for 2010 increased 2% to $894.3 million from $875.3 million for 2009.  Growth in advertising sales was partially offset by higher sports programming costs, lower profits from syndication sales and increased investment in content.  Adjusted OIBDA excludes restructuring charges of $22.8 million for 2010 and a $.6 million reversal of restructuring charges for 2009.

Cable Networks (Showtime Networks, CBS College Sports Network and Smithsonian Networks)

Fourth Quarter

Cable Networks revenues for the fourth quarter of 2010 increased 6% to $368.3 million from $347.1 million for the same prior-year period driven by rate increases and growth in subscriptions at both Showtime Networks and CBS College Sports Network.  Showtime Networks (which includes Showtime, The Movie Channel and Flix) subscriptions totaled 67.1 million as of December 31, 2010, up by 5.8 million from the same time last year, due largely to higher direct broadcast satellite and telephone company subscriptions.  CBS College Sports Network subscriptions of 39.1 million were up by 4.3 million from one year ago, resulting from increased carriage across all platforms, as well as the launch of CBS College Sports Network on additional multi-system operators.

Cable Networks OIBDA for the fourth quarter of 2010 increased 10% to $168.6 million from adjusted OIBDA of $152.9 million for the same prior-year period, with revenue growth partially offset by the timing of programming costs.  Adjusted OIBDA excludes restructuring charges of $.1 million for the fourth quarter of 2009.

Full Year

Cable Networks revenues for 2010 increased 9% to $1.48 billion from $1.35 billion for the prior year due to rate increases and growth in subscriptions at Showtime Networks and CBS College Sports Network.

Cable Networks adjusted OIBDA of $569.3 million increased 23% in 2010 from $461.1 million for the prior year, driven by the revenue increase, partially offset by higher marketing and advertising costs primarily to support the launch of new original series on Showtime Networks.  Adjusted OIBDA excludes restructuring charges of $3.1 million for 2010 and $.1 million for 2009.

Publishing (Simon & Schuster)

Fourth Quarter

Publishing revenues for the fourth quarter of 2010 increased 5% to $231.7 million from $220.0 million for the same prior-year period reflecting growth in sales of digital content, which increased 117%.  Best-selling titles in the fourth quarter included Broke by Glenn Beck and Full Dark, No Stars by Stephen King.

Publishing adjusted OIBDA for the fourth quarter of 2010 increased 32% to $20.1 million from $15.2 million, reflecting higher revenues as well as lower royalty expenses and lower production costs from a change in the mix of titles, partially offset by an increased provision for doubtful accounts.  Adjusted OIBDA excludes restructuring charges of $1.9 million for the fourth quarter of 2010 and $1.6 million for the same prior-year period.

Full Year

Publishing revenues for 2010 decreased slightly to $790.8 million from $793.5 million for the prior year as strong digital content sales, which more than doubled over the prior year, were more than offset by lower book sales in the soft retail market.

Publishing adjusted OIBDA for 2010 increased 33% to $71.8 million from $54.0 million for the prior year, reflecting the impact of cost reduction measures and lower production expenses from a change in the mix of revenues, partially offset by an increased provision for doubtful accounts.  Adjusted OIBDA excludes restructuring charges of $3.7 million for 2010 and $3.8 million for 2009.

Local Broadcasting (CBS Television Stations and CBS Radio)

Fourth Quarter

Local Broadcasting revenues for the fourth quarter of 2010 increased 21% to $821.5 million from $680.0 million for the same prior-year period, primarily driven by growth in advertising sales.  CBS Television Stations advertising revenues increased 28% reflecting the improved advertising marketplace across many key categories, including automotive and financial services, and higher political advertising sales.  CBS Radio advertising revenues increased 14%, the highest advertising growth of the year.

Local Broadcasting OIBDA for the fourth quarter of 2010 increased 43% to $321.8 million from adjusted OIBDA of $225.1 million for the same prior-year period, primarily due to the revenue growth, partially offset by a 2009 gain from the sale of broadcasting spectrum.  The OIBDA margin of 39% for the fourth quarter of 2010 increased by six percentage points from last year’s fourth quarter adjusted OIBDA margin.  Adjusted OIBDA for the fourth quarter of 2009 excludes impairment charges of $178.3 million to reduce the carrying value of FCC broadcast licenses in certain radio markets.

Full Year

Local Broadcasting revenues for 2010 increased 18% to $2.78 billion from $2.36 billion for the prior year.  CBS Television Stations advertising revenues for 2010 increased 28% due to the much improved marketplace, the benefit of the 2010 telecast of Super Bowl XLIV to the Company’s owned CBS affiliated stations and higher political advertising sales. CBS Radio advertising revenues for 2010 increased 9% and advertising revenues from the ten largest radio markets increased 12% in the much improved advertising marketplace.

Local Broadcasting adjusted OIBDA for 2010 increased 68% to $864.9 million from $515.2 million for the prior year, reflecting improved OIBDA margins for 2010, the result of the revenue growth, a lower fixed cost structure resulting from expense reduction measures and a $14.0 million charge recorded in the second quarter of 2009 to write-down programming inventory to its net realizable value, partially offset by a 2009 gain from the sale of broadcasting spectrum.  Adjusted OIBDA excludes restructuring charges of $25.2 million for 2010 and $2.3 million for 2009. Adjusted OIBDA for 2009 also excludes impairment charges of $210.0 million to reduce the carrying value of goodwill and intangible assets.

Outdoor (CBS Outdoor)

Fourth Quarter

Outdoor revenues for the fourth quarter of 2010 increased 6% to $511.0 million from $483.7 million for the same prior-year period as the outdoor advertising marketplace continued to improve.  Revenues for the Americas (comprising North and South America) for the fourth quarter of 2010 increased 13% in constant dollars from the same prior-year period, driven by growth in the U.S. billboards and displays businesses, including the impact of new transit contracts.  Revenues for Europe increased slightly in constant dollar terms as growth in the United Kingdom, Spain and Italy during the quarter was substantially offset by lower revenues in France.

Outdoor adjusted OIBDA for the fourth quarter of 2010 increased 22% to $100.8 million from $82.7 million for the same prior-year period due to the revenue growth and an overall lower cost structure, partially offset by higher billboard lease and display site costs.  Adjusted OIBDA excludes restructuring charges of $.7 million for the fourth quarter of 2010 and $13.9 million for the same prior-year period.

Full Year

Outdoor revenues for 2010 increased 6% to $1.82 billion from $1.72 billion for the prior year principally reflecting the improved advertising marketplace.  In constant dollars, Americas revenues increased 8% reflecting growth in the U.S. billboards and displays businesses, including the impact of new transit contracts, and growth in Canada displays.  Europe revenues for 2010 increased 3% in constant dollars reflecting growth in the United Kingdom, Holland and Italy, partially offset by a revenue decline in France.

For 2010, Outdoor adjusted OIBDA of $288.6 million increased 55% from $185.9 million for the prior year due to the revenue growth as well as lower billboard lease, maintenance and display site costs resulting from cost-savings initiatives, partially offset by costs for new contracts.  Adjusted OIBDA excludes restructuring charges of $25.8 million for 2010 and $17.2 million for 2009.

Corporate

For the three months ended December 31, 2010, corporate expenses before depreciation expense increased $15.8 million to $64.9 million.  For the full year 2010, corporate expenses before depreciation expense increased $71.1 million to $218.2 million versus the same prior-year period. For each period the increase primarily reflects the absence of the 2009 favorable impact from the termination of a real estate lease arrangement and higher incentive compensation.

Residual Costs

Residual costs include pension and postretirement benefits costs for benefit plans retained by the Company for previously divested businesses. For the three months ended December 31, 2010, residual costs decreased $9.6 million to $26.3 million and for the full year 2010 adjusted residual costs decreased $38.6 million to $105.1 million primarily due to the favorable performance of pension plan assets in 2009.  Adjusted residual costs exclude settlements of $90.2 million and $28.0 million for the full year 2010 and 2009, respectively, related to the favorable resolutions of certain disputes regarding previously disposed businesses.

About CBS Corporation

CBS Corporation is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and The CW – a joint venture between CBS Corporation and Warner Bros. Entertainment), cable television (Showtime Networks, Smithsonian Networks and CBS College Sports Network), local television (CBS Television Stations), television production and syndication (CBS Television Studios, CBS Studios International and CBS Television Distribution), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), interactive media (CBS Interactive), music (CBS Records), licensing and merchandising (CBS Consumer Products), video/DVD (CBS Home Entertainment), motion pictures (CBS Films), and sustainable media (EcoMedia).  For more information, log on to www.cbscorporation.com.

Cautionary Statement Concerning Forward-looking Statements
This news release contains both historical and forward-looking statements.  All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events.  Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements.  These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products, the impact of the consolidation in the market for the Company’s programming; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks.  The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Executive Vice President, Corporate Communications	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	Jessica Kourakos
Senior Vice President, Corporate Communications	Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	jessica.kourakos@cbs.com

Andrea Prochniak
Vice President, Corporate Communications
(212) 975-1942
andrea.prochniak@cbs.com

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues	$3,900.4	3,498.4	$14,059.8	$13,014.6

Operating income	616.7	243.5	1,816.3	1,011.4

Interest expense	(129.4)	(139.5)	(528.8)	(542.0)
Interest income	1.9	1.7	5.5	6.0
Loss on early extinguishment of debt	(43.5)	—	(81.4)	(29.8)
Other items, net	12.6	(2.2)	9.9	(2.6)
Earnings before income taxes	458.3	103.5	1,221.5	443.0

Provision for income taxes	(171.4)	(37.4)	(462.7)	(182.8)
Equity in loss of investee companies, net of tax	(3.9)	(7.3)	(34.6)	(33.7)
Net earnings	$283.0	$58.8	$724.2	$226.5

Basic net earnings per common share	$.42	$.09	$1.07	$.34

Diluted net earnings per common share	$.41	$.09	$1.04	$.33

Weighted average number of common shares outstanding:
Basic	679.9	674.8	678.7	673.6
Diluted	698.0	690.3	694.5	682.9

Dividends per common share	$.05	$.05	$.20	$.20

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; Dollars in millions)

	At	At
	December 31, 2010	December 31, 2009

Assets

Cash and cash equivalents	$480.0	$716.7
Receivables, net	3,248.1	2,900.2
Programming and other inventory	725.4	1,085.0
Prepaid expenses and other current assets	881.2	935.0
Total current assets	5,334.7	5,636.9
Property and equipment	5,104.7	4,998.0
Less accumulated depreciation and amortization	2,410.5	2,139.3
Net property and equipment	2,694.2	2,858.7
Programming and other inventory	1,425.4	1,464.2
Goodwill	8,523.5	8,667.5
Intangible assets	6,623.8	6,753.7
Other assets	1,541.0	1,581.0
Total Assets	$26,142.6	$26,962.0

Liabilities and Stockholders’ Equity

Accounts payable	$438.4	$436.4
Participants’ share and royalties payable	943.2	955.0
Program rights	601.1	729.2
Current portion of long-term debt	27.3	443.6
Accrued expenses and other current liabilities	2,015.5	2,182.3
Total current liabilities	4,025.5	4,746.5
Long-term debt	5,973.5	6,553.3
Other liabilities	6,323.0	6,642.8
Total Stockholders’ Equity	9,820.6	9,019.4
Total Liabilities and Stockholders’ Equity	$26,142.6	$26,962.0

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; Dollars in millions)

	Twelve Months Ended
	December 31,
	2010	2009

Operating Activities:
Net earnings	$724.2	$226.5
Adjustments to reconcile net earnings to net cash flow provided by operating activities:
Depreciation and amortization	562.3	582.3
Impairment charges	—	210.0
Stock-based compensation	135.7	135.6
Loss on early extinguishment of debt	81.4	29.8
Net gain on dispositions	(18.4)	(21.4)
Write-down of investments	—	7.7
Equity in loss of investee companies, net of tax and distributions	35.1	36.0
Decrease to accounts receivable securitization program	—	(150.0)
Change in assets and liabilities, net of effects of acquisitions	214.8	(117.1)
Net cash flow provided by operating activities	1,735.1	939.4
Investing Activities:
Acquisitions, net of cash acquired	(11.3)	(26.1)
Capital expenditures	(284.3)	(261.6)
Investments in and advances to investee companies	(89.9)	(55.6)
Purchases of marketable securities	—	(35.6)
Proceeds from dispositions	18.3	130.2
Other investing activities	(.3)	(.5)
Net cash flow used for investing activities	(367.5)	(249.2)
Financing Activities:
Repayments to banks, including commercial paper, net	—	(1.5)
Proceeds from issuance of notes	1,094.2	974.4
Repayment of notes and debentures	(2,125.5)	(1,007.5)
Payment of capital lease obligations	(16.4)	(15.6)
Dividends	(141.7)	(297.3)
Purchase of Company common stock	(37.1)	(18.7)
Proceeds from exercise of stock options	6.8	—
Excess tax benefit from stock-based compensation	15.8	.4
Decrease to accounts receivable securitization program	(400.0)	—
Other financing activities	(.4)	(27.2)
Net cash flow used for financing activities	(1,604.3)	(393.0)
Net (decrease) increase in cash and cash equivalents	(236.7)	297.2
Cash and cash equivalents at beginning of year	716.7	419.5
Cash and cash equivalents at end of year	$480.0	$716.7

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Dollars in millions)

Adjusted Operating Income (Loss) Before Depreciation and Amortization and Adjusted Operating Income (Loss)

The following tables set forth the Company’s adjusted Operating Income (Loss) Before Depreciation and Amortization (“OIBDA”) and adjusted Operating Income (Loss) for the three and twelve months ended December 31, 2010 and 2009.  The Company defines OIBDA as net earnings (loss) adjusted to exclude the following line items presented in its Consolidated Statements of Operations: Equity in loss of investee companies, net of tax; Provision for income taxes; Other items, net; Loss on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization. The Company defines “Adjusted OIBDA” as OIBDA before impairment and restructuring charges, and the settlements of certain disputes regarding previously disposed businesses and “Adjusted Operating Income” as Operating Income (Loss) before impairment and restructuring charges, and settlements of certain disputes regarding previously disposed businesses.

The Company uses Adjusted OIBDA and Adjusted Operating Income, as well as Adjusted OIBDA and Adjusted Operating Income margins, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and these measures are among the primary measures used by management for planning and forecasting of future periods.  These measures are important indicators of the Company’s operational strength and performance of its business because they provide a link between profitability and operating cash flow.  The Company believes the presentation of these measures is relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve their ability to understand the Company’s operating performance and make it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  In addition, these measures are among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since Adjusted OIBDA and Adjusted Operating Income are not measures of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), they should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance.  OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As Adjusted OIBDA and Adjusted Operating Income exclude certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.  The Company provides the following reconciliations of Adjusted OIBDA to net earnings (loss) and Adjusted OIBDA and Adjusted Operating Income for each segment to such segment’s operating income (loss), the most directly comparable amounts reported under GAAP.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Three Months Ended December 31, 2010
	Adjusted OIBDA	Depreciation and Amortization	Adjusted Operating Income/(Loss)	Impairment Charges	Restructuring Charges	Operating Income/(Loss)
Entertainment	$249.0	$(39.7)	$209.3	$—	$(12.0)	$197.3
Cable Networks	168.6	(5.5)	163.1	—	—	163.1
Publishing	20.1	(2.2)	17.9	—	(1.9)	16.0
Content Group	437.7	(47.4)	390.3	—	(13.9)	376.4
Local Broadcasting	321.8	(26.2)	295.6	—	—	295.6
Outdoor	100.8	(59.4)	41.4	—	(.7)	40.7
Local Group	422.6	(85.6)	337.0	—	(.7)	336.3
Corporate	(64.9)	(5.8)	(70.7)	—	—	(70.7)
Residual Costs	(26.3)	—	(26.3)	—	—	(26.3)
Eliminations	1.0	—	1.0	—	—	1.0
Total	$770.1	$(138.8)	$631.3	$—	$(14.6)	$616.7

	Three Months Ended December 31, 2009
	Adjusted OIBDA	Depreciation and Amortization	Adjusted Operating Income/(Loss)	Impairment Charges	Restructuring Charges	Operating Income/(Loss)
Entertainment	$190.8	$(43.9)	$146.9	$—	$—	$146.9
Cable Networks	152.9	(5.8)	147.1	—	(.1)	147.0
Publishing	15.2	(1.7)	13.5	—	(1.6)	11.9
Content Group	358.9	(51.4)	307.5	—	(1.7)	305.8
Local Broadcasting	225.1	(23.4)	201.7	(178.3)	2.4	25.8
Outdoor	82.7	(67.8)	14.9	—	(13.9)	1.0
Local Group	307.8	(91.2)	216.6	(178.3)	(11.5)	26.8
Corporate	(49.1)	(4.8)	(53.9)	—	—	(53.9)
Residual Costs	(35.9)	—	(35.9)	—	—	(35.9)
Eliminations	.7	—	.7	—	—	.7
Total	$582.4	$(147.4)	$435.0	$(178.3)	$(13.2)	$243.5

	Three Months Ended December 31,
	2010	2009
Adjusted OIBDA	$770.1	$582.4
Impairment charges	—	(178.3)
Restructuring charges	(14.6)	(13.2)
Total OIBDA	755.5	390.9
Depreciation and amortization	(138.8)	(147.4)
Operating income	616.7	243.5
Interest expense	(129.4)	(139.5)
Interest income	1.9	1.7
Loss on early extinguishment of debt	(43.5)	—
Other items, net	12.6	(2.2)
Earnings before income taxes	458.3	103.5
Provision for income taxes	(171.4)	(37.4)
Equity in loss of investee companies, net of tax	(3.9)	(7.3)
Net earnings	$283.0	$58.8

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Twelve Months Ended December 31, 2010
	Adjusted OIBDA	Depreciation and Amortization	Adjusted Operating Income/(Loss)	Other Discrete Items	Impairment Charges	Restructuring Charges	Operating Income/(Loss)
Entertainment	$894.3	$(163.1)	$731.2	$—	$—	$(22.8)	$708.4
Cable Networks	569.3	(22.3)	547.0	—	—	(3.1)	543.9
Publishing	71.8	(7.2)	64.6	—	—	(3.7)	60.9
Content Group	1,535.4	(192.6)	1,342.8	—	—	(29.6)	1,313.2
Local Broadcasting	864.9	(99.6)	765.3	—	—	(25.2)	740.1
Outdoor	288.6	(248.9)	39.7	—	—	(25.8)	13.9
Local Group	1,153.5	(348.5)	805.0	—	—	(51.0)	754.0
Corporate	(218.2)	(21.2)	(239.4)	—	—	—	(239.4)
Residual Costs	(105.1)	—	(105.1)	90.2	—	—	(14.9)
Eliminations	3.4	—	3.4	—	—	—	3.4
Total	$2,369.0	$(562.3)	$1,806.7	$90.2	$—	$(80.6)	$1,816.3

	Twelve Months Ended December 31, 2009
	Adjusted OIBDA	Depreciation and Amortization	Adjusted Operating Income/(Loss)	Other Discrete Items	Impairment Charges	Restructuring Charges	Operating Income/(Loss)
Entertainment	$875.3	$(176.0)	$699.3	$—	$—	$.6	$699.9
Cable Networks	461.1	(23.6)	437.5	—	—	(.1)	437.4
Publishing	54.0	(7.7)	46.3	—	—	(3.8)	42.5
Content Group	1,390.4	(207.3)	1,183.1	—	—	(3.3)	1,179.8
Local Broadcasting	515.2	(90.5)	424.7	—	(210.0)	(2.3)	212.4
Outdoor	185.9	(265.6)	(79.7)	—	—	(17.2)	(96.9)
Local Group	701.1	(356.1)	345.0	—	(210.0)	(19.5)	115.5
Corporate	(147.1)	(18.9)	(166.0)	—	—	—	(166.0)
Residual Costs	(143.7)	—	(143.7)	28.0	—	—	(115.7)
Eliminations	(2.2)	—	(2.2)	—	—	—	(2.2)
Total	$1,798.5	$(582.3)	$1,216.2	$28.0	$(210.0)	$(22.8)	$1,011.4

	Twelve Months Ended December 31,
	2010	2009
Adjusted OIBDA	$2,369.0	$1,798.5
Other discrete items	90.2	28.0
Impairment charges	—	(210.0)
Restructuring charges	(80.6)	(22.8)
Total OIBDA	2,378.6	1,593.7
Depreciation and amortization	(562.3)	(582.3)
Operating income	1,816.3	1,011.4
Interest expense	(528.8)	(542.0)
Interest income	5.5	6.0
Loss on early extinguishment of debt	(81.4)	(29.8)
Other items, net	9.9	(2.6)
Earnings before income taxes	1,221.5	443.0
Provision for income taxes	(462.7)	(182.8)
Equity in loss of investee companies, net of tax	(34.6)	(33.7)
Net earnings	$724.2	$226.5

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Free Cash Flow

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities before increases and decreases to the accounts receivable securitization program and less capital expenditures.  The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

The Company’s calculation of free cash flow for 2009 does not include increases and decreases to the accounts receivable securitization program because the Company does not consider the cash flow from this program to be indicative of the cash generated by the underlying operating performance of the Company.  Accordingly, the Company considers its decision to increase or decrease its accounts receivable securitization program a financing decision.  In 2010, as a result of the adoption of amended Financial Accounting Standards Board guidance on accounting for transfers of financial assets, increases and decreases to the accounts receivable securitization program are reflected as financing activities on the Consolidated Statement of Cash Flows.  Under the previous guidance these changes were reflected as operating activities.  Also, the Company’s calculation of free cash flow includes capital expenditures since investment in capital expenditures is a use of cash that is directly related to the Company’s operations.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management.  Free cash flow is one of several components of incentive compensation targets for certain management personnel.  In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings (loss) as a measure of operating performance.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow as a measure of liquidity has certain limitations, and does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net cash flow provided by operating activities	$161.1	$371.5	$1,735.1	$939.4
Exclude: Decrease to accounts receivable securitization program	—	—	—	150.0
Capital expenditures	(121.2)	(76.1)	(284.3)	(261.6)
Free cash flow	$39.9	$295.4	$1,450.8	$827.8

The following table presents a summary of the Company’s cash flows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net cash flow provided by operating activities	$161.1	$371.5	$1,735.1	$939.4
Net cash flow used for investing activities	$(167.7)	$(63.7)	$(367.5)	$(249.2)
Net cash flow used for financing activities	$(585.4)	$(64.9)	$(1,604.3)	$(393.0)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

2010 and 2009 Adjusted Results

The following tables reconcile financial measures excluding impairment charges, restructuring charges, pre-tax losses on early extinguishment of debt and other discrete items to the reported measures included in this earnings release.  The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management and provides a clearer perspective on the current underlying performance of the Company, and adjusting each period’s results on the same basis makes it easier to compare the Company’s year-over-year results.

	Three Months Ended December 31, 2010
	2010 Reported	Restructuring Charges(a)	Other Discrete Items(b)	Tax Items	2010 Adjusted
Revenues	$3,900.4	$—	$—	$—	$3,900.4
OIBDA	755.5	14.6	—	—	770.1
OIBDA margin	19.4%				19.7%

Operating income	616.7	14.6	—	—	631.3
Interest expense	(129.4)	—	—	—	(129.4)
Interest income	1.9	—	—	—	1.9
Loss on early extinguishment of debt	(43.5)	—	43.5	—	—
Other items, net	12.6	—	—	—	12.6
Earnings before income taxes	458.3	14.6	43.5	—	516.4
Provision for income taxes	(171.4)	(5.8)	(15.9)	—	(193.1)
Effective income tax rate	37.4%				37.4%

Equity in loss of investee companies, net of tax	(3.9)	—	—	—	(3.9)
Net earnings	$283.0	$8.8	$27.6	$—	$319.4
Diluted EPS	$.41	$.01	$.04	$—	$.46
Diluted weighted average number of common shares outstanding	698.0				698.0

	Three Months Ended December 31, 2009
	2009 Reported	Impairment Charges(c)	Restructuring Charges(d)	Tax Items(e)	2009 Adjusted
Revenues	$3,498.4	$—	$—	$—	$3,498.4
OIBDA	390.9	178.3	13.2	—	582.4
OIBDA margin	11.2%				16.6%

Operating income	243.5	178.3	13.2	—	435.0
Interest expense	(139.5)	—	—	—	(139.5)
Interest income	1.7	—	—	—	1.7
Other items, net	(2.2)	7.7	—	—	5.5
Earnings before income taxes	103.5	186.0	13.2	—	302.7
Provision for income taxes	(37.4)	(72.5)	(5.1)	(1.3)	(116.3)
Effective income tax rate	36.1%				38.4%

Equity in loss of investee companies, net of tax	(7.3)	.1	—	—	(7.2)
Net earnings	$58.8	$113.6	$8.1	$(1.3)	$179.2
Diluted EPS	$.09	$.16	$.01	$—	$.26
Diluted weighted average number of common shares outstanding	690.3				690.3

a)               Restructuring charges at Entertainment, Publishing and Outdoor primarily reflecting severance costs associated with the elimination of positions and contract terminations.

b)              Reflects a pre-tax loss on early extinguishment of debt of $43.5 million.

c)               Reflects a pre-tax non-cash impairment charge of $178.3 million to reduce the carrying value of FCC broadcast licenses at Local Broadcasting as well as other-than-temporary declines in the market value of investments of $7.7 million.

d)              Restructuring charges at Cable Networks, Publishing and Outdoor primarily reflecting severance costs associated with the elimination of positions and contract terminations, partially offset by a reversal of restructuring charges at Local Broadcasting.

e)               Reflects tax benefits resulting from the settlement of income tax audits partially offset by a charge to income tax expense for the reduction of deferred tax assets associated with stock-based compensation.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

Twelve Months Ended December 31, 2010
	2010 Reported	Restructuring Charges(a)	Other Discrete Items(b)	Tax Items (c)	2010 Adjusted
Revenues	$14,059.8	$—	$—	$—	$14,059.8
OIBDA	2,378.6	80.6	(90.2)	—	2,369.0
OIBDA margin	16.9%				16.8%

Operating income	1,816.3	80.6	(90.2)	—	1,806.7
Interest expense	(528.8)	—	—	—	(528.8)
Interest income	5.5	—	—	—	5.5
Loss on early extinguishment of debt	(81.4)	—	81.4	—	—
Other items, net	9.9	—	(7.6)	—	2.3
Earnings before income taxes	1,221.5	80.6	(16.4)	—	1,285.7
Provision for income taxes	(462.7)	(31.8)	8.4	7.7	(478.4)
Effective income tax rate	37.9%				37.2%

Equity in loss of investee companies, net of tax	(34.6)	—	—	—	(34.6)
Net earnings	$724.2	$48.8	$(8.0)	$7.7	$772.7
Diluted EPS	$1.04	$.07	$(.01)	$.01	$1.11
Diluted weighted average number of common shares outstanding	694.5				694.5

	Twelve Months Ended December 31, 2009
	2009 Reported	Restructuring Charges(d)	Impairment Charges(e)	Other Discrete Items(f)	Tax Items (g)	2009 Adjusted
Revenues	$13,014.6	$—	$—	$—	$—	$13,014.6
OIBDA	1,593.7	22.8	210.0	(28.0)	—	1,798.5
OIBDA margin	12.2%					13.8%

Operating income	1,011.4	22.8	210.0	(28.0)	—	1,216.2
Interest expense	(542.0)	—	—	—	—	(542.0)
Interest income	6.0	—	—	—	—	6.0
Loss on early extinguishment of debt	(29.8)	—	—	29.8	—	—
Other items, net	(2.6)	—	7.7	—	—	5.1
Earnings before income taxes	443.0	22.8	217.7	1.8	—	685.3
Provision for income taxes	(182.8)	(9.0)	(81.1)	(.4)	(4.4)	(277.7)
Effective income tax rate	41.3%					40.5%

Equity in loss of investee companies, net of tax	(33.7)	—	.1	—	—	(33.6)
Net earnings	$226.5	$13.8	$136.7	$1.4	$(4.4)	$374.0
Diluted EPS	$.33	$.02	$.20	$—	$(.01)	$.55
Diluted weighted average number of common shares outstanding	682.9					682.9

a)               Restructuring charges at Entertainment, Cable Networks, Publishing, Local Broadcasting and Outdoor primarily reflecting severance costs associated with the elimination of positions, contract terminations and costs associated with exiting an operating facility.

b)              Reflects a settlement of $90.2 million from the favorable resolution of certain disputes regarding previously disposed businesses, a pre-tax loss on early extinguishment of debt of $81.4 million and a gain of $7.6 million on the divestiture of the Company’s television station in Norfolk, Virginia.

c)               Comprising a $62.2 million reduction of deferred tax assets associated with the 2010 Patient Protection and Affordable Care Act, partially offset by a $26.4 million reversal of previously established deferred tax liabilities and a $28.1 million tax benefit from the settlements of income tax audits.

d)              Restructuring charges principally at Cable Networks, Publishing, Local Broadcasting and Outdoor primarily reflecting severance costs associated with the elimination of positions and contract terminations.

e)               Reflects pre-tax non-cash impairment charges to reduce goodwill and FCC broadcast licenses totaling $210.0 million at Local Broadcasting as well other-than temporary declines in the market value of investments of $7.7 million.

f)                Reflects a settlement of $28.0 million from the favorable resolution of certain disputes regarding a previously disposed business and a pre-tax loss on early extinguishment of debt of $29.8 million.

g)               Reflects tax benefits of $47.0 million resulting from the settlements of income tax audits, partially offset by a charge to income tax expense of $42.6 million for the reduction of deferred tax assets associated with stock-based compensation.